Ontario Corporation Number
1595286

For Ministry Use Only

NOVEMBER 12, 2003

ARTICLES OF INCORPORATION

Form 1
Business Corporations Act

            1.    The name of the Corporation is:
                CONFORCE 1 CONTAINER TERMINALS INC.

            2.    The address of the registered offic is:
                421-A BOWES ROAD
                (Street & number or RR Number & if multi-Office Building give room number)

                CONCORD            ONTARIO L4K1J5
                Name of Municipality or Post Office    Postal Code

            3.     Number (or the minimum/maximum number) of directors.

                 MINIMUM       or    MAXIMUM
                _____1_____                  ______15________

            4.    The first Director(s) is are        Address for Service                Resident Canadian
                MARINO KULAS        40 BELLINI AVENUE            YES
                                    BRAMPTON, ONTARIO L6T 3ZB

            10.    Name and Address of the Incorporators are:
            MARINO KULAS        40 BELLINI AVENUE
                                    BRAMPTON, ONTARIO L6T 3ZB

            These articles are signed in duplicate.

                Signature of Incorporators:

            By:
            Marino Kulas